Exhibit A

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13G with respect to the Ordinary Shares, with par value US$0.001 per share, of China Mass Media International Advertising Corp., dated as of February 13, 2009, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:  February 13, 2009

Shengcheng Wang

By:	/s/ Shengcheng Wang
	Name:	Shengcheng Wang

Happy Indian Ocean Limited

By:	/s/ RTC Administrators Limited
	Name:	RTC Administrators Limited
	Title:	Director

Arctic Spring Limited

By:	/s/ RTC Administrators Limited
	Name:	RTC Administrators Limited
	Title:	Director